Parker Hannifin Corporation Quarterly Earnings Release 1st Quarter FY 2010 October 20, 2009 Exhibit 99.2

Slide 2
Forward-Looking Statements
Forward-Looking Statements:
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that the future performance and earnings projections of the company and individual segments may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current recession, and growth, innovation and global diversification initiatives. A change in economic conditions in individual markets may have a particularly volatile effect on segment results. Among the other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments, disputes regarding contract terms or significant changes in financial condition; uncertainties surrounding timing, successful completion or integration of acquisitions; threats associated with and efforts to combat terrorism; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; increases in raw material costs that cannot be recovered in product pricing; the company’s ability to manage costs related to employee retirement and health care benefits and insurance; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them.

Slide 3
Non-GAAP Financial Measure
This presentation reconciles sales amounts reported in accordance with U.S. GAAP to sales amounts adjusted to remove the effects of acquisitions made within the prior four quarters as well as the effects of currency exchange rates on sales. The effects of acquisitions and currency exchange rates are removed to allow investors and the company to meaningfully evaluate changes in sales on a comparable basis from period to period.

Slide 4 Discussion Agenda CEO 1 st Quarter Highlights Key Performance Measures & Outlook Questions & Answers CEO Closing Comments

Slide 5
First Quarter FY10 Highlights
Indicative Signs That Markets Have
Bottomed:
Orders Improved
Sequentially From Q4 FY09
Continued Strong Cash
Flow:
Operating Cash Flow/Sales of 11.6%
Continued Inventory
Reduction:
$253M in Past 9 Months
Continued Debt
Reduction:
$162M in Q1 FY10; $745M in Past 9 Months
Continued Reduction in
Leverage:
Debt to Total Capital Ratio Reduced to
32.5% (gross) or 30.5% (net)
Operating Margin
Improvement:
Sequential Quarter Improvement to
9.0% from 4.9% (Q4 FY09)
Continued Cost
Control:
Impressive Decremental Marginal Return on Sales
of 29.7% (Unadjusted GAAP Number)

Slide 6 Financial Highlights Diluted Earnings per Share 1 Quarter $.00 $.20 $.40 $.60 $.80 $1.00 $1.20 $1.40 $1.60 Q1 FY10 Q1 FY09 $.45 $1.50 st

Slide 7
Influences on 1   Quarter Earnings
Diluted Earnings Per Share Decreased Y-O-Y as a
Result of:
Decreased Revenues (27%) Due To Global Recession and
Decline In Nearly All Markets
Realignment Expenses of $19M
Offset by:
Reduced SG&A Expenses of $31M Due To Tight
Budgetary Control and Lower Incentive Compensation
Lower Interest Expense: $2M Due to Less Debt
Outstanding
Lower Other Income: $14M Primarily Due to “One-off”
Expenses in FY09
Lower Taxes Due to Decreased Operating Income
st

Slide 8
Financial Highlights
Sales - 1
st
Quarter
Dollars in millions
FY2010
%
Change
FY2009
Sales
As reported 2,237 $ (27.0)% 3,065 $
Acquisitions 76         2.5%
Currency (46)        (1.5)%
Adjusted Sales 2,207 $ (28.0)%
1st Quarter

Slide 9
Segment Reporting
Industrial North America
Dollars in millions
FY2010
%
Change
FY2009
Sales
As reported 783 $    (29.3)% 1,107 $
Acquisitions 20         1.8%
Currency (7)          (0.7)%
Adjusted Sales 770 $    (30.4)%
Operating Margin
As reported 76 $      160 $
  % of Sales 9.7% 14.5%
1st Quarter

Slide 10
Segment Reporting
Industrial International
Dollars in millions
FY2010
%
Change
FY2009
Sales
As reported 850 $    (30.5)% 1,223 $
Acquisitions 56         4.6%
Currency (31)        (2.6)%
Adjusted Sales 825 $    (32.5)%
Operating Margin
As reported 62 $      203 $
  % of Sales 7.3% 16.6%
1st Quarter

Slide 11
Segment Reporting
Aerospace
Dollars in millions
FY2010
%
Change
FY2009
Sales
As reported 417 $   (12.9)% 478 $
Acquisitions
Currency (2) (0.4)%
Adjusted Sales 419 $   (12.5)%
Operating Margin
As reported 53 $     68 $
% of Sales 12.7% 14.2%
1st Quarter

Slide 12
Segment Reporting
Climate & Industrial Controls
Dollars in millions
FY2010
%
Change
FY2009
Sales
As reported 187 $    (27.0)% 256 $
Acquisitions
Currency (6)          (2.2)%
Adjusted Sales 193 $    (24.8)%
Operating Margin
As reported 10 $      15 $
  % of Sales 5.6% 6.1%
1st Quarter

Slide 13
Parker Order Rates
Excludes Acquisitions & Currency
3-month year-over-year comparisons of total dollars, except Aerospace
Aerospace is calculated using a 12-month moving average
SEPT ’09 JUN ’09 SEPT ’08 JUN ’08
Total Parker 25% - 38% - 1% +    8% +
Industrial North America 27% - 40% - 2% +    4% +
Industrial International 25% - 43% - 4% - 8% +
Aerospace 23% - 22% - 9% +    23% +
Climate & Industrial Controls 17% - 31% - 5% +    7% -
Three Month Rolling at Period End

Slide 14 Balance Sheet Summary Cash Working capital - Inventory - Accounts receivable - Accounts payable Reclassification of Noncontrolling Interests

Slide 15 Strong Cash Flow Cash from Operating Activities 1st Quarter $307 $260 $0 $50 $100 $150 $200 $250 $300 $350 $400 Q1 FY10 Q1 FY09

Slide 16
Financial Leverage
Debt to Debt Equity
32.5%
16.0%
18.0%
20.0%
22.0%
24.0%
26.0%
28.0%
30.0%
32.0%
34.0%
36.0%
38.0%
40.0%
42.0%
FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10
YTD
32.5%
Debt to Debt Equity
(30.5% net Debt)

Slide 17
FY 2010  Earnings Outlook Assumptions
Segment Sales & Operating Margins
  FY 2010 Sales change versus FY 2009
  Industrial North America (7.8)%   --  (11.8)%
  Industrial International (8.1)%   --  (13.1)%
  Aerospace (7.8)%   --  (8.6)%
  Climate & Industrial Controls (10.5)%   --  (12.9)%
  FY 2010 Operating margin percentages
  Industrial North America 9.9%   --  9.6%
  Industrial International 6.7%   --  6.2%
  Aerospace 11.4%   --  11.0%
  Climate & Industrial Controls 4.0%   --  3.2%

Slide 18 FY 2010 Earnings Outlook Assumptions below Operating Margin (+/- 7.0%) Corporate Admin $ 147 M Interest Expense $ 108 M Other Expense (Inc.) $ 100 M Total $ 355 M Tax Rate 30%

Slide 19 Earnings Outlook – FY10 Low High Diluted earnings per share $1.55 $2.05

Slide 20 Questions & Answers...

Appendix Income Statement 1 st Quarter FY2010

Slide 22
Income Statement – 1
st
Quarter
Dollars in millions
% of Sales % of Sales
Net Sales 2,237.2 $  100.0% 3,064.7 $  100.0%
Cost of sales 1,801.0 80.5% 2,337.2 76.3%
Gross profit 436.2 19.5% 727.5 23.7%
S, G & A 301.8 13.4% 332.7 10.9%
Interest expense 25.7 1.2% 28.1 .9%
Other expense (income), net (5.3) (.2)% 8.3 .2%
Income before taxes 114.0 5.1% 358.4 11.7%
Income taxes 40.0 1.8% 106.6 3.5%
Net income 74.0 $       3.3% 251.8 $     8.2%
Less: Noncontrolling interests .5 $           1.6 $
Net income attributable to common
shareholders
73.5 $       3.3% 250.2 $     8.2%
FY 2010 FY 2009